UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2007
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IMPLANT SCIENCES CORPORATION
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(Exact Name of Registrant as Specified in Charter)

Massachusetts -------------------------------------	000-25839 ------------------------------------	04-2837126 ----------------------------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

107 Audubon Road #5 Wakefield, MA ------------------------------------------------	01880 -----------------------------------
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (781) 246-0700
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Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 27, 2007, the Company announced that, Dr. Anthony J. Armini has stepped down as President and CEO of Implant Sciences. He will continue to serve as an advisor until September 30, 2009. In connection with Dr. Armini’s retirement, the Company’s Chief Operating Officer, Phillip C. Thomas, has been appointed President and CEO. Dr. Armini will continue to serve as the Chairman of the Board of the Company until the 2007 annual meeting of stockholders planned for later this year.

Phillip C. Thomas, 58 years old, has held senior leadership positions in several public and private high technology companies. Prior to joining Implant Sciences in March 2007, he served for eight years as CEO of DOBI Medical Systems. He has also served as the Founder and CEO of Medication Delivery Devices Inc, a drug delivery company sold to Baxter Healthcare and as President of Mitek Systems, Inc. a NASDAQ high tech company which specialized in high security data products sold to the federal government. Previously, he was the Director of the Federal Systems Division of Data General, Inc. and prior to that as a Product Line Manager at Wang Laboratories.

Prior to embarking on his business career, he served with distinction for eight years as a U.S. Naval Intelligence Officer. Mr. Thomas received his undergraduate degree from Brigham Young University and has completed executive development courses at the Harvard and Stanford Business Schools.

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Item 9.01. Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

10.1	Transition Agreement between Implant Sciences Corporation and Anthony J. Armini dated September 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPLANT SCIENCES CORPORATION

Date: October 3, 2007	By: /s/ Phillip C. Thomas
Phillip C. Thomas Chief Executive Officer